UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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HNI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HNI CORPORATION
600 East Second Street
Muscatine, IA 52761

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, MAY 24, 2021

The following Notice of Change of Location relates to the proxy statement (“Proxy Statement”) of HNI Corporation (the “Corporation”), dated April 12, 2021, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of the Shareholders (“Annual Meeting”) to be held on Monday, May 24, 2021, at 10:30 a.m. CDT. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 3, 2021.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
TO A VIRTUAL-ONLY ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2021, AT 10:30 A.M. CDT

To the Shareholders of HNI Corporation:

Due to the continuing public health impact of the ongoing coronavirus pandemic; a proclamation ordered by the Governor of the State of Iowa on April 30, 2021, suspending the requirement under Iowa law of corporations to hold a physical meeting of shareholders; and to support the health and well-being of our shareholders, members, and their families, the Annual Meeting of Corporation will be held in a virtual-only format. NOTICE IS HEREBY GIVEN that the Annual Meeting will be held virtually via the internet on Monday, May 24, 2021, at 10:30 a.m. CDT. As previously announced, the virtual meeting and live audio webcast can be accessed at www.proxydocs.com/HNI. You will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, all shareholders of record as of March 25, 2021, the record date, are entitled to participate in the Annual Meeting.

Agenda items for the Annual Meeting will be limited to the proposals described in the Proxy Statement.

To be admitted to the Annual Meeting and vote your shares, you must register in advance and provide the Control Number as described on the Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. Shareholders may vote during the Annual Meeting by following the instructions available on the Corporation’s virtual meeting website at www.proxydocs.com/HNI. If you have already voted, no further action is required.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important to us. Please vote your shares using one of the methods outlined in the Proxy Statement or at the virtual meeting pursuant to the instructions available on the Annual Meeting website.
Steven M. Bradford
Senior Vice President, General Counsel and Secretary
May 3, 2021